Exhibit 99.1

TSS, INC. REPORTS SECOND QUARTER 2019 RESULTS

ROUND ROCK, TX – August 14, 2019 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its second quarter ended June 30, 2019.

Second Quarter Highlights:

●

Second quarter 2019 revenue of $3.5 million compared with $5.4 million in the second quarter of 2018 and $4.7 million in the first quarter of 2019. The second quarter 2018 revenues include $1 million from operations sold in 2018.

●	Gross margin of 41% in the second quarter of 2019 compared with 38% in the second quarter of 2018.
●

Achieved operating income of $2,000 in the second quarter of 2019 compared to operating income of $449,000 in the second quarter of 2018. The second quarter of 2018 includes $167,000 of operating income from operations sold in 2018.

●	Net loss of $94,000 or $(0.01) per share in the second quarter of 2019 compared to net income of $319,000 or $0.02 per share in the second quarter of 2018.
●	Adjusted EBITDA of $168,000 compared with Adjusted EBITDA of $615,000 in the second quarter of 2018.
●	Adjusted EBITDA of $168,000 compared with pro forma adjusted EBITDA of $464,000 in the second quarter of 2018 (excluding results of operations sold in 2018).

“Although our revenues were down due to some project delays and changes we were able to maintain positive EBITDA earnings in the second quarter,” said Anthony Angelini, President and Chief Executive Officer of TSS. “We expect the second half of the year finishing very strong as new programs are staged to provide substantial growth in 2019 and drive momentum into 2020.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2019 financial results for Wednesday, August 14, 2019 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 48914297#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until September 13, 2019. The audio replay can be accessed by dialing 1-888-843-7419 toll-free in the U.S. or 630-652-3042 then enter conference ID number 48914297#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

Pro Forma Information

Pro forma information is used by management to evaluate performance when certain dispositions occur. Historical information reflects results of disposed business units through the disposal date, while the pro forma information enhances comparability of financial accounting between periods by adjusting the information as if the dispositions occurred at the beginning of a preceding year. Our pro forma information is adjusting for the timing of dispositions, but does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the dispositions. Pro forma information is not a non-GAAP financial measure under Securities and Exchange Commission rules. Our pro forma information is not necessarily indicative of future results or what our results would have been had the disposed business been operated by us during the pro forma periods.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2017 financial statements contained an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	June 30,	December 31,
	2019	2018

Assets
Current Assets
Cash and cash equivalents	$6,070	$6,178
Contract and other receivables, net	690	727
Costs and estimated earnings in excess of billings on uncompleted contracts	154	154
Inventories, net	80	108
Prepaid expenses and other current assets	337	266
Total current assets	7,331	7,433
Property and equipment, net	440	390
Lease right-of-use asset	1,754	-
Goodwill	780	780
Intangible assets, net	352	398
Other assets	109	109
Total assets	$10,766	$9,110
Liabilities and Stockholders’ Equity
Current Liabilities
Lease liabilities	$585	$-
Accounts payable and accrued expenses	1,692	2,390
Deferred revenues	2,744	2,181
Total current liabilities	5,021	4,571
Convertible notes, less current portion, net	1,928	1,838
Lease liabilities, less current portion	1,291	-
Deferred revenues – noncurrent portion	110	112
Other liabilities	-	108
Total liabilities	8,350	6,629
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at June 30, 2019 and December 31, 2018; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at June 30, 2019 and December 31, 2018: 18,450 and 17,520 shares issued at June 30, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	69,454	69,241
Treasury stock 956 and 777 shares at cost at June 30, 2019 and December 31, 2018, respectively	(1,695)	(1,542)
Accumulated deficit	(65,345)	(65,220)
Total stockholders' equity	2,416	2,481
Total liabilities and stockholders’ equity	$10,766	$9,110

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Results of Operations:
Revenue	$3,539	$5,367	$8,199	$10,216
Cost of revenue, excluding depreciation and amortization	2,087	3,302	5,111	6,285
Gross profit, excluding depreciation and amortization	1,452	2,065	3,088	3,931
Operating expenses:
Selling, general and administrative	1,371	1,516	2,876	3,093
Depreciation and amortization	79	100	160	206
Gain on sale of business component	-	-	-	-
Total operating costs	1,452	1,616	3,036	3,299
Operating income	2	449	52	632
Interest income (expense), net	(115)	(111)	(224)	(204)
Other income (expense), net	28	-	64	-
Income (loss) before income taxes	(85)	338	(108)	428
Income tax expense	9	19	17	30)
Net income (loss)	$(94)	$319	$(125)	$398

Basic net income (loss) per Share:	$(0.01)	$0.02	$(0.01)	$0.02
Diluted net income (loss) per share	$(0.01)	$0.02	$(0.01)	$0.02

TSS, Inc.

Condensed Consolidated Pro Forma Statements of Operations

For the Three-month periods ended June 30,

(In thousands, unaudited)

	2018 as reported	Adjustments	2018 pro forma	2019
Results of Operations:
Revenue	$5,367	$(972)	$4,395	$3,539
Cost of revenue, excluding depreciation and amortization	3,302	(690)	2,612	2,087
Gross profit, excluding depreciation and amortization	2,065	(282)	1,783	1,452
Operating expenses:
Selling, general and administrative	1,516	(115)	1,401	1,371
Depreciation and amortization	100	-	100	79
Gain on sale of assets	-		-	-
Total operating costs	1,616	(115)	1,501	1,450
Operating income (loss)	449	(167)	282	2
Interest expense	(111)		(115)	(115)
Other income (expense), net	-		-	28
Income (loss) before income taxes	338	(167)	167	(85)
Income tax expense	19		19	9
Net income (loss)	$319	$(167)	$148	$(94)
Basic and diluted income per Share:
income per common share	$0.02		$0.01	$(0.01)
Weighted average common shares outstanding	16,277		16,277	17,394

The 2018 pro-forma results reflect the consolidated 2018 financial statements of the Company as adjusted to exclude the financial results for the cooling and power business that was sold in December 2018.

TSS, Inc.

Condensed Consolidated Pro Forma Statements of Operations

For the six-month periods ended June 30,

(In thousands, unaudited)

	2018 as reported	Adjustments	2018 pro forma	2019
Results of Operations:
Revenue	$10,216	$(1,652)	$8,564	$8,199
Cost of revenue, excluding depreciation and amortization	6,285	(1,123)	5,162	5,111
Gross profit, excluding depreciation and amortization	3,931	(529)	3,402	3,088
Operating expenses:
Selling, general and administrative	3,093	(206)	2,887	2,876
Depreciation and amortization	206	-	206	160
Gain on sale of assets	-		-	-
Total operating costs	3,299	(206)	3,093	3,036
Operating income (loss)	632	(323)	309	52
Interest expense	(204)		(204)	(224)
Other income (expense), net	-		-	64
Income (loss) before income taxes	428	(323)	105	(108)
Income tax expense	30		30	17
Net income (loss)	$398	$(323)	$75	$(125)
Basic and diluted income per Share:
income per common share	$0.02		$0.01	$(0.01)
Weighted average common shares outstanding	16,123		16,123	17,289

The 2018 pro-forma results reflect the consolidated 2018 financial statements of the Company as adjusted to exclude the financial results for the cooling and power business that was sold in December 2018.

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net income (loss)	$(94)	$319	$(125)	$398

Interest expense (income), net	87	111	160	204
Depreciation and amortization	79	100	160	206
Income tax expense	9	19	17	30
EBITDA profit	$81	$549	$212	$838
Stock based compensation	87	66	158	115
Provision for bad debts	-	-	-	-
Adjusted EBITDA	$168	$615	$370	$953